Notice of Annual Meeting of Stockholders
of
Juno Lighting, Inc.

To the Stockholders of
Juno Lighting, Inc.:

   On May 29, 2003, Juno Lighting, Inc. will hold its annual meeting of stockholders at Juno's headquarters at 1300 South Wolf Road, Des Plaines, Illinois 60018. The annual meeting will begin at 2:00 p.m. local time.

   At the annual meeting, you will be asked to consider and vote on:

   (1)   The election of the board of six directors to serve until the 2004 annual meeting of stockholders or until their successors are elected and qualified;

   (2)   The approval of the Juno Lighting, Inc. 2003 Incentive Plan; and

   (3)   Such other matters as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

   April 17, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. Only holders of record of Juno stock at the close of business on that date are entitled to notice of and to vote at the annual meeting.

   Also enclosed is a copy of Juno's Annual Report for the fiscal year ended November 30, 2002.

   Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible, whether or not you expect to attend the annual meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the annual meeting. A return envelope is included for your convenience. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

By Order of the Board of Directors

George J. Bilek
Secretary

Des Plaines, Illinois
May 19, 2003

Please complete, sign, date and return the enclosed proxy card.

This proxy statement is dated, and is first being mailed to Juno stockholders on or about May 19, 2003.

JUNO LIGHTING, INC.
1300 South Wolf Road
P.O. Box 5065
Des Plaines, Illinois 60017-5065
---------------
PROXY STATEMENT
--------------

THE ANNUAL MEETING OF JUNO STOCKHOLDERS

General

   You were sent this proxy statement in connection with the solicitation of proxies by and on behalf of the Board of Directors of Juno Lighting, Inc. ("Juno") for use at the annual meeting of Juno stockholders and any adjournments or postponements thereof. The annual meeting will be held on Thursday, May 29, 2003, at 2:00 p.m. local time, at Juno's headquarters at 1300 South Wolf Road, Des Plaines, Illinois 60018.

Matters to be Considered

   At the annual meeting, you will be asked to consider and vote on:

   -   The election of the board of six directors to serve until the 2004 annual meeting of stockholders or until their successors are elected and qualified;

   -   The approval of the Juno Lighting, Inc. 2003 Incentive Plan; and

   -   Such other matters as may properly come before the annual meeting.

   You may also be asked to vote on a proposal to adjourn or postpone the annual meeting, which adjournment or postponement could be used for the purpose, among others, of obtaining a quorum or allowing additional time for the soliciting of additional votes.

Record Date

   The Juno board has fixed April 17, 2003 as the record date for the determination of the Juno stockholders entitled to receive notice of and to vote at the annual meeting. Accordingly, only Juno stockholders of record at the close of business on such date are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof. As of the record date, Juno's outstanding capital stock comprised shares of its Common Stock, par value $0.001 per share ("common stock"), and shares of its Preferred Stock, par value $0.001 per share ("preferred stock"), including shares of its Series A Convertible Preferred ("Series A Preferred") and shares of its Series B Convertible Preferred ("Series B Preferred"). As of the record date, 2,529,534 shares of Juno common stock were outstanding and entitled to vote at the annual meeting and 1,063,500 shares of preferred stock were outstanding which were entitled to 5,450,998 votes.

Voting at the Annual Meeting

   Quorum Requirement. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Juno stock entitled to vote on the record date is necessary to constitute a quorum at the annual meeting.

   Voting Rights. Each share of Juno common stock outstanding on the record date entitles its holder to one non-cumulative vote as to each matter that may properly come before the annual meeting. Each share of Juno preferred stock outstanding on the record date entitles its holder to one non-cumulative vote as to each matter that may properly come before the annual meeting for each whole share of Juno common stock that would be issuable to such holder upon the conversion of all the shares of Juno preferred stock held by such holder on the record date.

   Fremont Investors I, LLC ("Fremont Investors"), which obtained control of Juno in 1999 in a recapitalization transaction is (together with its affiliates) entitled to cast over 98% of the votes to be cast by holders of the preferred stock and over 75% of all votes entitled to be cast at the annual meeting. As a result, Fremont Investors and its affiliates, if they choose to do so, may elect all of Juno's directors and control the vote as to any other matter that may properly come before the annual meeting or any adjournment or postponement thereof. Fremont Investors has indicated that it will vote in favor of the Juno Lighting, Inc. 2003 Incentive Plan and thus approval thereof is assured.

   Vote Required. The following votes are required to approve matters to be considered and voted upon at the annual meeting:

   Election of Directors. Directors are elected by a plurality of the vote of the shares of common stock and preferred stock voting together. The nominees who receive the most votes will be elected. Abstentions, withheld votes and broker non-votes will not be taken into account and will have no effect in determining the outcome of the election.

   When electing directors, holders of common stock and preferred stock have non-cumulative voting rights. This means that the holders of a majority of the shares of common stock and preferred stock taken together, represented and entitled to vote at a meeting where a quorum is present, can elect all of the directors if they choose to do so. In such an event, the holders of the remaining shares will not be able to elect any person or persons to the board of directors.

-   2003 Incentive Plan. The approval of the Juno Lighting, Inc. 2003 Incentive Plan requires the affirmative vote of a majority of the shares of common stock and preferred stock taken together, represented and entitled to vote a meeting where a quorum is present. Abstentions will have the same effect as votes against the Juno Lighting, Inc. 2003 Incentive Plan. Broker non-votes will have no effect on the outcome of the Juno Lighting, Inc. 2003 Incentive Plan.

-   All Other Matters. Other than the election of directors, all matters brought before the annual meeting will be decided by a vote of the holders of a majority of the shares of common stock and preferred stock taken together and present in person or represented by proxy, unless the matter is one upon which a different vote is required by law or by Juno's certificate of incorporation.

   Abstentions and Broker Non-Votes. Abstentions, broker non-votes and withheld votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Proxies

   If you are a Juno stockholder, you may use the enclosed proxy card if you are unable to attend the annual meeting in person or wish to have your shares voted by proxy even if you do attend the annual meeting.

   You may revoke any proxy given by you pursuant to this solicitation by:

   -   delivering to the Secretary of Juno, at or before the annual meeting, a written notice bearing a later date than the proxy, which notice, by its terms, revokes the proxy;

   -   duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Juno at or before the annual meeting; or

   -   attending the annual meeting and voting in person (although attendance at the annual meeting by a stockholder will not in and of itself revoke a previously delivered proxy).

   You should address any written notice of revocation and other communications regarding the revocation of Juno proxies to the Secretary of Juno at 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065. In all cases, the latest dated proxy revokes an earlier dated proxy, regardless of which method is used to give or revoke a proxy, or if different methods are used to give and revoke a proxy. For such notice of revocation or later proxy to be valid, however, it must actually be received by Juno prior to the vote of the Juno stockholders at the annual meeting. If your broker has been instructed to vote your shares, you must follow directions received from your broker in order to change your vote.

Information Concerning the Solicitation of Proxies

   The enclosed proxy card is solicited on behalf of the Juno Board of Directors. The cost of soliciting proxies will be borne by Juno. In addition to solicitation by mail, directors, officers and employees of Juno, none of whom will receive additional compensation for such solicitations, may solicit proxies in person, by telephone, by telegram, by personal interview, by e-mail or by facsimile. Juno will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward its solicitation materials to the beneficial owners of the Juno shares of common stock they hold of record and obtain authorization for, and appropriate certification in connection with, the execution of proxy cards. Juno will reimburse these record holders for customary mailing expenses incurred by them in forwarding these materials.

   Except as set forth above, neither Juno nor, to the best of Juno's knowledge, any person acting on its behalf has retained any other person to make solicitations or recommendations to security holders on its behalf in connection with the solicitation of proxies.

JUNO BOARD OF DIRECTORS

   Juno's amended and restated bylaws provide that Juno's Board of Directors shall consist of not less than three nor more than nine members. Currently, Juno's Board of Directors consists of six members. During the last fiscal year, there were five meetings of the full Board of Directors.

Committees of the Board of Directors

   Juno has four committees of the Board of Directors. They are the audit, stock option, compensation and 2003 Incentive Plan committees. Juno does not have a standing nominating committee.

   The audit committee comprises three directors. The audit committee oversees the creation and implementation of internal policy and controls and is responsible for the hiring of Juno's outside independent auditors and their view of their findings. During the last fiscal year, the audit committee met four times. Under NASD Marketplace Rules applicable to Juno, Juno's audit committee must be comprised of three or more independent directors, except that one non-independent, non-employee director may be appointed to the audit committee under exceptional and limited circumstances. Currently, Juno's audit committee is comprised of Daniel DalleMolle, Michael Froy, and Mark Williamson, who is not independent, as that term is defined in the NASD Marketplace Rules. Mark Williamson is not "independent" because he is employed with Fremont Investors I, L.L.C., a controlling shareholder of the Company. However, the board has determined that due to Mr. Williamson's experience with and knowledge of financial, accounting and other matters relevant to the audit committee and his familiarity with the Company, it is in the best interests of the Company and its shareholders that he serves as a member of the audit committee. It is contemplated that Edward LeBlanc will replace Michael Froy on the audit committee.

   The stock option committee comprises two directors. The stock option committee is responsible for granting and administering stock options and stock appreciation rights ("SARs") under Juno's Stock Option Plan, effective December 2, 1993 (the "1993 Stock Option Plan"), and the 1999 Stock Award and Incentive Plan (the "1999 Stock Option Plan" and,

together with the 1993 Stock Option Plan, the "Stock Option Plans"). During the last fiscal year, there were no formal meetings of the stock option committee, which instead took all of its actions by unanimous written consent in lieu of a special meeting of the committee.

   The compensation committee comprises two directors. The compensation committee oversees Juno's executive compensation policy. During the last fiscal year, there were no formal meetings of the compensation committee, which instead took all of its actions by unanimous written consent in lieu of a special meeting of the committee.

   The 2003 Incentive Plan committee comprises two directors. The 2003 Incentive Plan committee was formed in May, 2003 and will be responsible for granting units under the Juno Lighting, Inc. 2003 Incentive Plan upon approval of the plan by Juno's stockholders. See "APPROVAL OF THE JUNO LIGHTING, INC. 2003 INCENTIVE PLAN" below for a description of the plan. Fremont Investors I, L.L.C., which controls approximately 75.6% of the voting shares of the Company has indicated it will vote in favor of this plan and thus approval is assured.

Report of the Audit Committee

   The board of directors has adopted an Audit Committee Charter, a copy of it was attached to the Company's proxy statement for fiscal year 2001 filed on April 23, 2002.

   The Audit Committee has reviewed and discussed the audited financial statements of Juno for the year ended November 30, 2002 (the "Audited Financial Statements") with Juno's management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, Juno's independent auditors, the matters required to be discussed by Statements of Accounting Standards No. 61 (Codification of Statements on Auditing Standards).

   The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence from Juno. The Audit Committee has also discussed with Juno's management and with PricewaterhouseCoopers LLP such other matters and received such assurances from them as it deemed appropriate.

   Based on the foregoing review and discussion and relying thereon, the Audit Committee recommended to Juno's Board of Directors the inclusion of the Audited Financial Statements in Juno's Annual Report on Form 10-K for the year ended November 30, 2002.

AUDIT COMMITTEE

Daniel DalleMolle
Michael M. Froy
Mark N. Williamson

ELECTION OF DIRECTORS

   The annual election of the board of six directors will take place at the annual meeting. Each director will serve for the ensuing year until the 2004 annual meeting of Juno stockholders or until his successor is elected and qualified.

   The voting persons named on the enclosed proxy card intend to nominate and vote in favor of the election of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. No circumstances are currently known that would render unavailable any of the nominees named below.

   The following information is provided with respect to the nominees for election to the Board of Directors:

Robert Jaunich II.... Age 63. Director and Chairman of the Board since June 30, 1999.

     Member of the Stock Option and Compensation Committees.

     Business experience during the last five years:
     President and Chief Executive Officer of Fremont Investors I, LLC since May 1998.
     President of Fremont Capital, Inc. since 1996.

     Member of the Board of Directors of Fremont Group since 1991.

     Other Directorships:
     Chairman of the Board of Kinetic Concepts, Inc.
     Kerr Group, Inc.
     CNF, Inc.
     Chairman of the Managing General Partner of Crown
     Pacific Partners, L.P.
     Chairman of the Board of Software Architects, Inc.
     Chairman of the Board of Nellson Nutraceutical, Inc.

Mark N. Williamson....Age 40. Director since June 30, 1999.

     Member of the Audit, Stock Option and Compensation Committees.

     Business experience during the last five years:
     Vice President and Treasurer of Fremont Investors I, LLC since May 1998.
     Managing Director of Fremont Partners since 1996.
     Managing Director of the Harvard Private Capital Group, Inc. from August 1991 until May 1996.

      Other Directorships:
     Member of the Board of Software Architects, Inc.
     Chairman of the Board of Specialty Brands, Inc.

T. Tracy Bilbrough....Age 46. Director since May 2000. President and Chief Executive Officer since May 2000.

     Business experience during the last five years:
     President - Commercial Division of Thomas & Betts Corp. from 1997 to 2000.
     President - Eastern Hemisphere Black & Decker Corp. from 1995 to 1997.

     Other Directorships:
     None.

Daniel DalleMolle.....Age 52. Director since February 2000.

     Member of the Audit Committee and the 2003 Incentive Plan Committee.

     Business experience during the last five years:
     President and Chief Executive Officer, Enesco Group, Inc. since 2001.
     Group President, Hardware and Tool Companies of Newell Rubbermaid, Inc. from 1999 until 2001.
     President and Chief Operating Officer of Intermatic Incorporated from 1998 until 1999.
     President of Lee Rowan Company of Newell Rubbermaid, Inc. from 1996 until 1998.

     Other Directorships:
     Enesco Group, Inc.

Michael Froy..........Age 44. Director since September 2000.

     Member of the Audit Committee.

     Business experience during the last five years:
     Partner, Sonnenschein Nath & Rosenthal, outside legal counsel for the Company.

     Other Directorships:
     None.

Edward LeBlanc..........Age 56. Director since March 2003.

     Member of the 2003 Incentive Plan Committee.

     Business experience during the last five years:
     President, Residential and Commercial Division of Kidde, Inc. since 2000.
     President and CEO of Regent Lighting Corporation from 1997 until 2000.

     Other Directorships:
     None.

   To Juno's knowledge, there are no family relationships between any director or executive officer and any other director or executive officer. None of the directors has been involved in any legal proceedings of the nature described in Item 401(f) of Regulation S-K during the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

   The following table sets forth, as of March 15, 2003, the number and percentage of outstanding shares of common stock and preferred stock beneficially owned by each person known to Juno to be the beneficial owner of more than five percent of the outstanding shares of common stock or preferred stock:

					Percentage of Outstanding
		Shares Beneficially Owned			Shares Beneficially Owned

Name and Address		Common	Preferred		Common	Preferred

Fremont Investors I, L.L.C. (1)
199 Fremont Street, Suite 2300
San Francisco, CA 94105	597,866	(2)	1,051,970	75.6%	(3)	98.95%

Farallon Partners, L.L.C. (4)
One Maritime Plaza, Suite 1325
San Francisco, CA 94111	520,526		0	20.6%		0%

David C. Abrams (5)
222 Berkeley Street, 22nd Floor 3
Boston, MA 02116	485,846		0	19.2%		0%

RS Investment Management Co. LLC (6)
388 Market Street, Suite 200
San Francisco, CA 94111	176,500		0	6.97%		0%

(1)   Based on a Schedule 13D/A filed on March 7, 2003, by Fremont Investors I, L.L.C. ("Fremont LLC"), Fremont Partners, L.P. ("Fremont LP"), FP Advisors, L.L.C. ("FP Advisors"), Fremont Group, L.L.C. ("Fremont Group"), Fremont Investors, Inc. ("Fremont Inc."), Fremont Investors I CS, L.L.C. ("Fremont CS LLC") and Fremont Partners, L.L.C. Fremont LLC beneficially owns and exercises the power to vote or direct the disposition of, 1,051,590 shares of Preferred Stock. Each of (a) Fremont LP, the managing member of Fremont LLC and of Fremont CS LLC, (b) FP Advisors, the general partner of Fremont LP, (c) Fremont Group, the managing member of FP Advisors and of Fremont Partners, L.L.C., and (d) Fremont Inc., the manager of Fremont Group, exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of (i) 1,051,590 shares of preferred stock owned by Fremont LLC and (ii) 597,866 shares of common stock owned by Fremont CS LLC. In addition, Fremont Group and Fremont Inc. exercise shared power to vote or direct the vote and shared power to dispose or direct the disposition of the 380 shares of preferred stock owned by Fremont Partners, L.L.C. Each of the above parties, as part of a "group" under Exchange Act Rule 13d-5(b)(1), may be deemed to beneficially own 1,051,970 shares of preferred stock and 597,866 shares of common stock, which is equivalent to 5,991,439 shares of common stock on an as-converted basis as of February 28, 2003.

(2)   The 597,866 shares of Common Stock depicted in the above table as beneficially owned by such parties does not include 5,393,573 shares of Common Stock that may be obtained upon conversion as of February 28, 2003 of 1,051,970 shares of Preferred Stock.

(3)   Pursuant to Rule 13d-3(d)(1) of the Exchange Act, the 5,393,573 shares of Common Stock that such parties may obtain as of February 28, 2003 by converting the 1,051,970 shares of Preferred Stock that they own are deemed outstanding Common Stock for the purpose of computing the percentage of Common Stock owned by such parties, but not for the purpose of computing the percentage of Common Stock owned by any other person.

(4)   Based on a Schedule 13D/A filed on October 24, 2002 by Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., Farallon Partners, L.L.C., Farallon Capital Management, L.L.C., David I. Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Thomas F. Steyer and Mark C. Wehrly. Farallon Partners, L.L.C. ("FAPLLC") is the general partner of: (i) Farallon Capital Partners, L.P. ("FCP"), which beneficially owns and exercises shared voting and dispositive power with respect to 115,234 shares of Common Stock, (ii) Farallon Capital Institutional Partners, L.P. ("FCIP"), which beneficially owns and exercises shared voting and dispositive power with respect to 99,557 shares of Common Stock, (iii) Farallon Capital Institutional Partners II, L.P. ("FCIP II"), which beneficially owns and exercises shared voting and dispositive power with respect to 25,611 shares of Common Stock, (iv) Farallon Capital Institutional Partners III, L.P. ("FCIP III"), which beneficially owns and exercises shared voting and dispositive power with respect to 41,964 shares of Common Stock, and (v) Tinicum Partners, L.P. ("Tinicum"), which beneficially owns and exercises shared voting and dispositive power with respect to 10,152 shares of Common Stock. FAPLLC may be deemed to beneficially own 292,518 shares of Common Stock but disclaims beneficial ownership of all such shares for purposes of Rule 16a-1(a) under the Securities Exchange Act, as amended, except as to securities representing its prorated interest in, and interest in the profits of, the above partnerships. As the registered investment advisor to certain discretionary accounts, Farallon Capital Management, L.L.C. ("FCMLLC") may be deemed to be the beneficial owner of and exercises shared voting and dispositive power with respect to 228,008 shares of Common Stock held by such discretionary accounts. FCMLLC disclaims beneficial ownership of such securities. As managing members of FAPLLC, the following persons may be deemed to be the beneficial owners of shares held by FCP, FCIP, FCIP II, FCIP III and Tinicum: David I. Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Thomas F. Steyer and Mark C. Wehrly. In addition, as managing members of FCMLLC each of the individuals listed in the previous sentence may also be deemed to be the beneficial owner of the shares in the discretionary accounts. All such individuals disclaim beneficial ownership of all such shares. All of the above parties may be deemed members of a group holding equity securities of Juno.

(5)   Based on a Schedule 13G/A filed on February 14, 2003 by Abrams Capital, LLC ("Abrams LLC"), Abrams Capital Partners I, LP ("Abrams I"), Abrams Capital Partners II, LP ("Abrams II") and David C. Abrams. Abrams LLC beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 455,527 shares of Common Stock. This amount includes shares beneficially owned by the following entities of which Abrams LLC is the general partner, each of which exercise shared power to vote or direct to the vote or dispose or direct the disposition of a portion of the total number of shares beneficially owned: (a) Abrams I, (b) Abrams II and (c) Whitecrest Partners, L.P. David C. Abrams, the managing member of Abrams LLC, beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 485,846 shares of Common Stock, which includes the 455,527 shares of Common Stock reported by Abrams LLC.

(6)   Based on a Schedule 13G/A filed on February 14, 2003 by RS Investment Management Co. LLC ("RS Investment LLC"), RS Investment Management, L.P. ("RS LP"), RS Value Group LLC ("RS Value LLC"), G. Randall Hecht and Paul H. Stephens. RS Investment LLC beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 176,500 shares of Common Stock. RS Investment LLC is the general partner of RS LP, which beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 176,500 shares of Common Stock, and RS LP is the managing member of RS Value LLC which beneficially owns and exercises shared power to vote or direct the vote of and dispose or direct the disposition of 176,500 shares of Common Stock. G. Randall Hecht is the control person of RS Investment LLC, RS LP and RS Value LLC. Paul H. Stephens is a control person of RS Value LLC.

Directors' and Executive Officers' Stock Ownership

   The following table sets forth, as of March 15, 2003, the number and percentage of outstanding shares of common stock and preferred stock beneficially owned by: (i) each director, (ii) the executive officers named in the Summary Compensation Table, and (iii) all executive officers and directors as a group. The persons named hold sole voting and investment power with respect to the shares of common stock and preferred stock listed below, except as otherwise indicated.

			Percentage of Outstanding Shares
	Shares Beneficially Owned		Beneficially Owned

Name	Common(1)	Preferred(2)	Common(3)	Preferred

Robert Jaunich II (4)(7)	5,991,439	1,051,970	75.6%	98.95%
Mark N. Williamson (4)(7)	5,991,439	1,051,970	75.6%	98.95%
T. Tracy Bilbrough (5)	268,538	3,500	3.16%	*
Daniel DalleMolle (4)	14,100	0	*	*
Michael M. Froy (4)	8,000	0	*	*
Edward LeBlanc (4)	0	0	*	*
Glenn R. Bordfeld (6)	45,038	750	*	*
George J. Bilek (6)	61,477	1,000	*	*
Jacques LeFevre (6)	44,326	250	*	*
Charles F. Huber (6)	42,588	500	*	*
All Juno directors and executive officers
as a group (14 persons)(8)	6,566,422	1,058,820	82.28%	99.56%

(1) The shares of common stock listed in this column include shares of common stock that the following individuals have the right to acquire within 60 days pursuant to stock options: (a) Mr. Bilbrough's 225,000 shares; (b) Mr. Bordfeld's 36,200 shares; (c) Mr. Bilek's 37,625 shares; (d) Mr. LeFevre's 41,750 shares; (e) Mr. DalleMolle's 14,100 shares; and (f) Mr. Huber's 37,625 shares. The shares of common stock listed in this column also include shares of common stock that the individuals listed in the table have the right to acquire within 60 days upon conversion of the shares of preferred stock they own as set forth in the third column of this table. As of March 15, 2003, each share of Series A Preferred was convertible into 5.13 shares of common stock and each share of Series B Preferred was convertible into 4.64 shares of common stock.

(2)   All shares of preferred stock are Series A Preferred except for the 3,500 shares of preferred stock held by Mr. Bilbrough which are Series B Preferred.

(3)   Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares of the Company's preferred stock owned by a person that may be converted into common stock shall be deemed outstanding common stock for the purpose of computing the percentage of common stock owned by such person but not for the purpose of computing the percentage of common stock owned by any other person.

(4)   Director

(5)   Executive Officer and Director

(6)   Executive Officer

(7)   Mr. Jaunich is President and Chief Executive Officer of Fremont I and Mr. Williamson is Vice President and Treasurer of Fremont I. Messrs. Jaunich and Williamson are each managing directors of Fremont LP. They each may be deemed to have beneficial ownership of the 597,866 shares of common stock and 1,051,970 shares of preferred stock deemed to be beneficially owned by Fremont LLC and its affiliates, but each disclaims any such beneficial ownership. The business address of Messrs. Jaunich and Williamson is 199 Fremont Street, Suite 2300, San Francisco, California 94105.

(8)   Includes 447,612 shares of common stock that nine executive officers have the right to acquire within 60 days of March 15, 2003 pursuant to stock options and 33,429 shares of common stock that the nine persons named in the table above have the right to acquire within 60 days upon conversion of the share of preferred stock that they own.

* Less than 1%

EXECUTIVE COMPENSATION

   The following Summary Compensation Table provides individual compensation information regarding all compensation awarded to, earned by or paid during the fiscal years ended November 30, 2002, 2001, and 2000 to Juno's Chief Executive Officer and the four other most highly compensated executive officers ("Named Executive Officers") who were serving at the end of fiscal year 2002.

   As reflected in the table below, the Chief Executive Officer and the Named Executive Officers of Juno currently participate in Juno's 401(k) Plan and the 1996 Employee Stock Purchase Plan. In addition, these Named Executive Officers participate in, and have received grants of stock options under, Juno's 1999 Stock Award and Incentive Plan and 1993 Stock Option Plan ("Stock Option Plans").
		Annual Compensation			Long Term Compensation

					Securities		All Other
				Other	Underlying	Restricted	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	Options/SARs	Stock	($)(2)

T. Tracy Bilbrough (3)	2002	$360,000	$124,200	$881	--	--	$14,794
President and Chief Executive Officer	2001	350,000	75,063	--	--	--	11,051
	2000	175,000	100,000	--	375,000	3,500	117,603(4)

Glenn R. Bordfeld	2002	$278,760	$38,050	$881	--	--	$14,389
Executive Vice President, Chief	2001	271,747	25,236	--	--	--	11,051
Operating Officer, President	2000	272,115	13,125	--	--	--	10,400
Juno Lighting Division

George J. Bilek	2002	$211,854	$34,109	$881	--	--	$14,056
Vice President, Finance and	2001	206,527	24,911	--	--	--	11,051
Treasurer and Secretary	2000	198,500	9,975	--	--	--	10,400

Charles F. Huber	2002	$215,199	$25,178	$881	--	--	$14,072
Vice President, Engineering	2001	209,789	17,546	--	--	--	11,051
and Special Projects	2000	202,650	10,133	--	--	--	10,400

Jacques P. LeFevre	2002	$208,715	$41,733	$882	--	--	$14,098
Vice President, President	2001	203,158	14,868	--	--	--	11,051
Indy Lighting Division	2000	198,708	--	--	23,500	--	10,400

(1) This represents the dollar value of the difference between the price paid by an executive officer for shares of common stock of the Company purchased under the 1996 Employee Stock Purchase Plan and the fair market value of such common stock on the date of purchase.

(2)   Includes Juno's matching and discretionary contributions under the 401(k) Plan. Amounts are included without regard to vesting of any Juno discretionary contributions.

(3)   Mr. Bilbrough became President and Chief Executive Officer in May, 2000.

(4)   Includes $109,603 for relocation expenses.

Stock Option Plan Exercises and Year-End Value Table

   The following table discloses, for each of the persons listed, information regarding stock options exercised during, or held at the end of, the fiscal year ended November 30, 2002 pursuant to Juno's 1999 Stock Award and Incentive Plan and 1993 Stock Option Plan.

	Aggregated Option Exercises in Fiscal
	2002 and Fiscal Year-End Option Values

	Number of		Numbers of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at November 30, 2002		November 30, 2002 ($)(3)
Name	Exercise	Realized($)	Exercisable(1)	Unexercisable(2)	Exercisable	Unexercisable

T. Tracy Bilbrough	0	0	225,000	150,000	0	0
Glenn R. Bordfeld	0	0	36,200	18,800	0	0
George J. Bilek	0	0	37,625	11,750	0	0
Charles F. Huber	0	0	37,625	11,750	0	0
Jacques LeFevre	0	0	41,750	11,750	0	0

(1)   All exercisable options outstanding at the end of the fiscal year ended November 30, 2002 are nonqualified stock options except for an aggregate of 78,000 incentive options ("ISOs") that were granted at 100% of the fair market value of Juno's common stock on the date of grant, including 8,000 ISOs held by Mr. Bordfeld, 20,000 ISOs held by Mr. Bilek, 20,000 ISOs held by Mr. Huber and 30,000 ISOs held by Mr. LeFevre. Such options will expire at various dates between December 9, 2003 and November 9, 2010.

(2)   All unexercisable options outstanding at the end of the fiscal year ended November 30, 2002 are nonqualified stock options. All such options were granted at not less than 100% of the fair market value of Juno's common stock on the date of the grant. In general, up to 20% of the shares covered by each option may be purchased commencing on the first anniversary of the date of the grant, which amount increases by 20% on each anniversary thereafter, except Mr. Bilbrough's options, 20% of which vested on the date of grant and an additional 20% of which will vest on each of the four anniversaries thereafter. These options cannot be exercised after the expiration of ten years from the date of grant.

(3)   Total value of options is based on the difference between the fair market value of the Company's common stock of $10.50 as of November 30, 2002, and the exercise price per share of the options.

EQUITY COMPENSATION PLAN INFORMATION

   The following table provides information about Juno's common stock that may be issued upon the exercise of options and rights under all of the Company's existing equity compensation plans, the 1999 Stock Award and Incentive Plan, the 1996 Employee Stock Purchase Plan and the 1993 Stock Option Plan, as of November 30, 2002.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders	1,078,044(1)	$23.26	730,473
Equity compensation plans not approved by security holders	None	None	None
Total	1,078,044(1)	$23.26	730,473

(1) This includes an estimated 32,639 options for shares of common stock that may be issued under the 1996 Employee Stock Purchase Plan. Although it is not possible to determine the number of shares that will be issued under such plan until the end of the current accumulation period, which occurs on June 30, 2003, the Company's estimate is based on current enrollment and the closing price of the common stock on July 1, 2002. This estimate assumes that the persons who enrolled in this plan for the year beginning on July 1, 2002 remain enrolled in the plan on June 30, 2003 and do not change the terms of their original enrollment. In addition, the actual per share purchase price will be equal to 85% of the closing price of the common stock on either July 1, 2002 or June 30, 2003, whichever is lower.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others; Certain Business Relationships

   Mr. Jaunich is Chairman of the Board and a director of Juno Lighting. He is also President and Chief Executive Officer of Fremont Investors, a Managing Director of Fremont Partners, a member of FP Advisors, L.L.C. ("FP Advisors") and a Managing Director and a member of the Fremont Group. Mr. Williamson is a director of Juno Lighting and Vice President and Treasurer of Fremont Investors, a Managing Director of Fremont Partners and a member of FP Advisors. As a result of the merger of Jupiter Acquisition Corp., a Delaware company and a wholly-owned subsidiary of Fremont Investors I, LLC, with and into the Company effective June 30, 1999 (the "Merger"), Fremont Investors obtained control of the Company.

Mr. Froy is a partner in the law firm of Sonnenschein Nath & Rosenthal, which provided legal services to the Company in fiscal year 2002.

The Company and Fremont Partners L.L.C., a shareholder of the Company and an affiliate of Fremont Investors, Fremont Partners and FP Advisors (collectively, the "Fremont Entities"), entered into a management services agreement at the effective time of the Merger, pursuant to which Fremont Partners L.L.C. renders certain management services in connection with the Company's business operations, including strategic planning, finance, tax and accounting services. Juno pays Fremont Partners L.L.C. an annual management fee of $325,000 to render such services. In addition, the Company engaged Fremont Partners III, LLC, an affiliate of the Fremont Entities, in fiscal year 2002 to provide financial advisory services to the Company in connection with a proposed major acquisition, for which the Company paid approximately $337,000.

Indebtedness of Management

   In connection with the purchase by Mr. Bilbrough, Juno's President and Chief Executive Officer, of shares of the Company's common stock, the Company made a loan to him in the principal amount of $199,968.33. All of the proceeds of this loan were used to pay a portion of the purchase price of the shares. Subject to certain terms and conditions, Mr. Bilbrough will not owe any interest on this debt on or before May 22, 2010 and will owe 18% per annum thereafter on any remaining balance. As of the record date, the outstanding balance of Mr. Bilbrough's debt was $199,968.33.

Compensation of Directors

   Each non-employee director who is not affiliated with Fremont Investors (Juno's controlling stockholder) receives $1,000 for each meeting of the board of directors each such director attends, an annual fee of $20,000 for each year of service as a director of Juno and reasonable, out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Mr. DalleMolle, Mr. Froy, and Mr. LeBlanc are the only non-employee directors of Juno who are not affiliated with Fremont Investors. Mr. DalleMolle and Mr. LeBlanc may receive additional compensation pursuant to the Juno Lighting, Inc. 2003 Incentive Plan. See "APPROVAL OF THE JUNO LIGHTING INC. 2003 INCENTIVE PLAN" below.

Change-in-Control Arrangements

   Subject to stockholder approval, Juno's board of directors has adopted the 2003 Juno Lighting, Inc. Incentive Plan, which will take effect beginning May, 2003. The board has appointed two outside directors to a committee that will administer the plan and grant unit awards thereunder to employees, and the full board of directors will administer the plan with respect to outside directors. The board and the committee have proposed initial grants of units to be awarded under the plan to the following executive officers and directors of Juno: T. Tracy Bilbrough, Glenn R. Bordfeld, Daniel Macsherry, Allen Fromm, George J. Bilek, Jacques LeFevre, Richard Stam, Scott Roos, Charles Huber, Daniel DalleMolle and Edward LeBlanc. Each of these individuals will be required to execute Unit Award Agreements in connection with acceptance of the awards of units. The plan and the agreements provide for the units to vest and payments to made to each plan participant, subject to certain conditions, upon the occurrence of a Liquidity Event, as defined in the plan, which includes a change-in-control of the Company. The amounts of the payments that would be payable to plan participants upon a Liquidity Event is based on the following formulas that are tied to the price of Juno's common stock and are thus variable based upon such price:

          If the per share price of Juno's common stock at the time of the Liquidity Event is $25.00 or less, the value of a unit will be determined as follows:

Unit Value = stock price - $12.00

          If the per share price of Juno's common stock at the time of the Liquidity Event is more than $25.00, the value of a unit will be determined as follows:

Unit Value = (stock price - $12.00) - (2.25 x (stock price - $25.00))

Under these formulas, if a Liquidity Event had occurred on April 21, 2003, each unit would have had a value of $0.55 based upon the closing price of Juno's common stock on that date, which was $12.55, and an aggregate of $125,675 would have become payable based upon the current proposal to award the individuals named above an aggregate of 228,500 units. For more information about the plan, see "APPROVAL OF THE JUNO LIGHTING, INC. 2003 INCENTIVE PLAN" below.

Compensation Committee Interlocks and Insider Participation

   Currently, Messrs. Jaunich and Williamson comprise the compensation committee of Juno's board of directors. Mr. Williamson is not an executive officer of Juno. Mr. Jaunich serves as Juno's Chairman of the Board. Mr. Jaunich is President and Chief Executive Officer of Fremont Investors and Mr. Williamson is Vice President and Treasurer of Fremont Investors. Messrs. Jaunich and Williamson are each Managing Directors of Fremont Partners, L.P. As a result of the merger of Jupiter Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Fremont Investors, with and into Juno effective as of June 30, 1999 ("Merger"), Fremont Investors obtained control of Juno.

Compensation Committee and Stock Option Committee Reports on Executive Compensation

   Juno's executive compensation policy is designed to maintain a competitive compensation program in order to attract and retain well qualified management and to provide management with the incentive to accomplish Juno's financial and operating objectives. Compensation for executives generally consists of cash compensation in the form of annual base salary and performance-based bonuses and long-term incentive compensation in the form of stock options.

   Juno's executive compensation program is administered by the compensation committee of the board of directors and, with respect to stock options and SARs under Juno's Stock Option Plans, by the stock option committee. In addition, the 2003 Incentive Plan committee shall administer the Juno Lighting, Inc. 2003 and grant awards thereunder upon approval of this plan by Juno's stockholders. See "Juno's Board of Directors - Committees of the Board of Directors", above.

   In setting cash compensation levels for executive officers the compensation committee considers the performance of Juno and of the individual officer, including the assumption of new duties by the officer. While Juno's overall financial performance, particularly operating income, is taken into account, base salaries for executive officers are primarily determined by the compensation committee's subjective assessment of the executive's individual performance.

   In addition to base salary, the compensation committee has an incentive bonus plan applicable to Messrs. Bilbrough, Bordfeld, Bilek, Huber, LeFevre, as well as Mr. Daniel Macsherry, Vice President Business Development, Mr. Richard Stam, Juno's Vice President of Sales, Mr. Scott Roos, Vice President, Product Management and Development and Mr. W. Allen Fromm, Vice President, Purchasing and Supplier Development. The incentive bonus plan provides for the payment of cash bonuses to these executives pursuant to a formula based on levels of Juno's EBITDA. Juno paid bonuses earned in fiscal 2002 pursuant to this plan to all of the aforementioned executives. Subject to stockholder approval, the board has adopted the Juno Lighting, Inc. 2003 Incentive Plan under which the executive officers and key senior management employees of Juno and its affiliates shall be eligible to participate in the plan and receive grants of units thereunder. Plan participants shall be selected by the 2003 Incentive Plan committee in its sole discretion. The plan provides for the Company to make payments to plan participants upon the occurrence of a "liquidity event" as defined in the plan. For more information about this plan, see "APPROVAL OF THE JUNO LIGHTING, INC. 2003 INCENTIVE PLAN" below.

   In determining the salary to be paid to the Chief Executive Officer in any fiscal year, in addition to the factors set forth above, which are applicable to all executive officers, the compensation committee also compares base salaries of presidents and chief executive officers of other companies of similar size and engaged in manufacturing businesses similar to Juno's. Some but not all of the companies used for salary comparison purposes are companies listed in the Nasdaq Electrical Component Index and/or included in the peer group of companies for which cumulative total return information is provided in the "Performance Graphs" section below. Although the compensation committee takes into account all of the factors described above in determining an appropriate base salary for Mr. Bilbrough, it does not engage in any particular weighing of these factors (other than the emphasis placed on individual performance). Juno's success in meeting its financial goals is one of the factors that the compensation committee considers in determining the Chief Executive Officer's base salary. It should be noted that Mr. Bilbrough does not participate in compensation committee discussions or decisions regarding his compensation.

   Under Juno's Stock Option Plans, stock options have been awarded to certain key employees, including Juno's executive officers. All currently outstanding stock options were granted with an exercise price equal to or greater than the market price of the common stock on the date of grant and vest over a period of time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package generally cannot be realized unless stock price appreciation occurs over a number of years. The stock option committee determines the size of awards of stock options and SARs to executives based on similar factors as are used to determine base salaries.

   In addition to salary, stock options and SARs, Juno's compensation package includes matching and discretionary contributions to a 401(k) plan, medical and life insurance and other benefits.

   Finally, the compensation committee reviews the possible effect on Juno of the limitations on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. The compensation committee does not believe that such section will be applicable to Juno in the foreseeable future but will review Juno's compensation practices as circumstances warrant.

Compensation Committee	Stock Option Committee

Robert Jaunich II	Robert Jaunich II
Mark N. Williamson	Mark N. Williamson

Performance Graphs

Comparison of Five-year Cumulative Return (1)
Among Juno Lighting, Inc., the Nasdaq Stock Market Index
(U.S. Companies) and a Self-Determined Peer Group
Stock Index (2)
Fiscal Year	Juno Lighting, Inc.	Nasdaq Stock Market Index (U.S.)	Self-Determined Peer Group(2)

11/30/97	100.00	100.00	100.00
11/30/98	123.6	122.6	88.8
11/30/99	62.4	210.6	73.2
11/30/00	30.7	163.3	63.9
11/30/01	48.1	121.7	60.6
11/30/02	56.0	93.9	63.2

(1)   Cumulative return assumes reinvestment of dividends. This table assumes $100.00 was invested in Juno common stock, the Nasdaq Stock Market Index (U.S. Companies) and the Self-Determined Peer Group on November 30, 1997.

(2)    Historically, the nine companies in the Self-Determined Peer Group were: Advanced Lighting Technologies Inc., Catalina Lighting Inc., Cooper Industries Inc., Genlyte Group Inc., Hubbell Inc., LSI Industries Inc., National Service Industries Inc., SLI Inc., and US Industries Inc. However, the Company stopped including SLI Inc. in the peer group index after July 2002 because at that time SLI Inc. stock stopped trading on the New York Stock Exchange due to bankruptcy.

   The stock price performance depicted in the above performance graphs is not necessarily indicative of future price performance. These performance graphs shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires Juno's officers and directors, and persons who own more than 10% of Juno's common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater-than-10% beneficial owners are required to furnish Juno with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Juno and/or written representations from certain reporting persons that no other reports were required, Juno believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners during or with respect to the year ended November 30, 2002 were met.

APPROVAL OF THE
JUNO LIGHTING, INC. 2003 INCENTIVE PLAN

   The Board of Directors of Juno established the Juno Lighting, Inc. 2003 Incentive Plan (the "Plan") on May 12, 2003, subject to the approval of the stockholders of the Company. The purpose of the Plan is to enhance the Company's ability to motivate, reward and retain its executives, to strengthen the commitment of its executives and independent directors to the success of the Company, to encourage a proprietary interest in the Company's success and to further align the interests of the participants in the Plan with the stockholders of the Company.

   The complete text of the Plan is set forth in Appendix A to this Proxy Statement. The following summary of certain provisions of the Plan is qualified in its entirety by reference to the full text of the Plan.

AWARDS UNDER THE PLAN

   Participants in the Plan will be granted units by the Board or the committee administering the Plan. Units will vest if a Liquidity Event (as defined in the Plan and summarized below) occurs on or prior to April 30, 2006. Upon vesting, the Company will pay each Plan participant who is then employed by Juno an amount based on the number of units the participant holds and the value of such units at the time of the Liquidity Event. Participants who die, become disabled or who are terminated by Juno other than for "cause" (as defined in the plan) when a Liquidity Event is impending will also be paid if the Liquidity Event occurs. A Liquidity Event is "impending" if the company has entered into a contract, or a tender offer has been announced, or has filed with the Securities and Exchange Commission a registration statement regarding a sale of the Company's securities, which, in any such case, upon execution would result in a Liquidity Event.

   The value of the units is generally payable in cash, except that it will be paid in shares of Juno common stock to the extent of the excess over the participant's tax liability (which will be paid in cash) in the event of a public offering. Further, if the consideration received by Juno or the stockholders for any other Liquidity Event is other than cash, the committee administering the plan may determine to make payments to participants in the same non-cash consideration and in the same proportion as Juno or the stockholders receive.

          The value of a unit is tied to the price of Juno's common stock at the time of the Liquidity Event and shall be determined according to the following formulas:

If the per share Stock Price (as defined in the Plan) is $25.00 or less, then:

Unit Value = Stock Price - $12.00

          If the per share Stock Price is greater than $25.00, then:

Unit Value = (Stock Price - $12.00) - (2.25 x (Stock Price - $25.00))

Based on these formulas, the units will only have value if the Stock Price is greater than $12.00 and less than $35.40. The table below illustrates the value of a unit at various stock prices:

Stock Price ($)	<12.00	15.00	20.00	25.00	30.00	35.00	>35.40
Unit Value ($)	0	3.00	8.00	13.00	6.75	0.50	0

LIQUIDITY EVENT

A Liquidity Event is generally defined in the Plan as any of the following events:

●    Sale of all or substantially all of Juno's assets
●    Merger or other combination involving Juno after which Juno's stockholders immediately prior to such transaction hold
       50% or less of the voting shares of the surviving entity
●    Acquisition of more than 50% of the shares of Juno by a person or group holding 10% or fewer of the shares prior to such acquisition
●    An underwritten registered public offering with proceeds to Juno of not less than $75 million (except if the proceeds are used to finance an acquisition)

NUMBER OF UNITS OUTSTANDING UNDER THE PLAN

   The maximum number of units that may be outstanding under the Plan at any time is 235,000.

PLAN ADMINISTRATION

   A committee of individuals designated by Juno's board of directors shall have full power to administer the Plan, or, if no such committee is designated, the board of directors shall do so (such administrative entity, the "Committee"). The Committee's powers shall include, among other things, the authority to select which individuals will participate in the Plan, determine the number of units to award to each participant, determine when a Liquidity Event has occurred and make adjustments with respect to the units based on factors such as recapitalizations and stock splits by the Company.

ELIGIBILITY

   The officers and key senior management employees of Juno and its affiliates and Juno's outside directors who are independent of the Company are eligible to participate in the Plan. As of April 15, 2003, an indeterminate number of officers and key senior management employees of Juno and its affiliates and three independent directors of Juno would be eligible to participate in the Plan.

TERM AND AMENDMENT OF THE PLAN

   The Plan expires on April 30, 2006 or such later date as the Committee shall determine.

   The Committee may amend or terminate the Plan without stockholder approval at any time; provided under certain circumstances an amendment cannot materially, adversely affect outstanding grants. Outstanding grants would be subject to cancellation upon termination of the Plan. If the Committee determines that stockholders must approve an amendment to the plan in order to preserve the deductibility of payments under the plan, and the Committee determines that preservation of the deduction is desirable, then the Committee may seek stockholder approval of the amendment.

NEW PLAN BENEFITS

   Although the Company cannot at this time determine the value of any benefits that would be received by participants in the Plan, the following table illustrates the potential benefits that could be received by the Company's: (i) Chief Executive Officer, (ii) four other most highly paid executive officers, (iii) all executive officers as a group, (iv) all non-executive directors as a group and (v) all non-executive officer employees as a group, who would be receiving grants under the Plan upon stockholder approval thereof. The information presented below is based upon the assumptions that a Liquidity Event occurred on a date when Juno's per share Stock Price was equal to $12.55, which was the closing price of Juno's common stock on April 21, 2003 and that Juno's stockholders approve the Plan.
Name and Position	Dollar Value ($)	Number of Units(1)

T. Tracy Bilbrough, Chief Executive Officer	$55,000	100,000
Glenn Bordfeld, Executive Officer	14,025	25,500
George J. Bilek, Executive Officer	8,800	16,000
Charles F. Huber, Executive Officer	5,775	10,500
Jacques LeFevre, Executive Officer	5,775	10,500
All Executive Officers as a Group	118,525	215,500
Non-Executive Directors as Group (2)	7,150	13,000
Non-Executive Officer Employees as a Group	0	0

(1)  Subject to receiving stockholder approval of the Plan, Juno's board of directors and the 2003 Incentive Plan Committee has approved the grants of the unit awards set forth in this table.

(2)  6,500 units to each of Mr. DalleMolle and Mr. LeBlanc

   The Board of Directors recommends a vote "FOR" the approval of the Juno Lighting, Inc. 2003 Incentive Plan.

RELATIONSHIP WITH INDEPENDENT AUDITORS

   Juno has selected PricewaterhouseCoopers LLP ("PWC") as its principal independent auditors for the current fiscal year. PWC has served in that capacity for the past eleven fiscal years.

   A representative of PWC is expected to be present at the annual meeting and will be offered the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. Juno has been advised by PWC that no member of the firm has or had any financial interest, either direct or indirect, in Juno or any of its subsidiaries during the time period that it has served in the capacity of independent auditors for Juno, and that it has no connection with Juno or any of its subsidiaries in any capacity other than as public accountants.

   The fees paid by the Company to PWC for the year ended November 30, 2002 are as follows:

Audit Fees

   The aggregate fees paid for professional services rendered for the audit of Juno's annual financial statements for the past fiscal year and the reviews of the financial statements included in Juno's Forms 10-Q during the past fiscal year were $106,210.

Financial Information Systems Design and Implementation Fees

   The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended November 30, 2002.

All Other Fees

   The Company paid PricewaterhouseCoopers LLP an aggregate of $370,461 for all other non-audit services rendered to the Company, including tax related services, during the fiscal year ended November 30, 2002.

   The audit committee has considered whether the provision of non-audit services to Juno by PricewaterhouseCoopers LLP was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

   We make forward-looking statements in this document. These forward-looking statements are subject to risks and uncertainties, and there can be no assurance that such statements will prove to be correct. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "plans", "believes", "anticipates", "expects" and "intends", or the negative of such terms and similar terminology. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We are not required to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

PROPOSALS BY JUNO STOCKHOLDERS

   Any proposals of Juno stockholders intended to be presented at Juno's 2004 annual meeting of Juno stockholders should be addressed to Juno's Corporate Secretary, 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065, and must be received before the close of business on December 23, 2003.

   Juno's advance notice bylaw provides guidelines for stockholder proposals that are submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. If you would like a copy of Juno's bylaws, we will furnish one without charge upon written request to the Secretary of Juno at the address of Juno's executive offices.

OTHER MATTERS

   As of the date of this proxy statement, the Juno board knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If any other matters shall properly come before either the annual meeting or any adjournments or postponements thereof to be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the board of directors of Juno.

By Order of the Board of Directors

George J. Bilek
Secretary

Des Plaines, Illinois
May 19, 2003

APPENDIX A

JUNO LIGHTING, INC. 2003 INCENTIVE PLAN

I. Establishment, Effective Date and Term.

   Juno Lighting, Inc. ("Company") has established this Juno Lighting, Inc. 2003 Incentive Plan ("Plan") by action of its Board of Directors (the "Board") effective May 12, 2003 ("Effective Date"), subject to the approval of the stockholders of the Company.

   The term of the Plan shall expire on April 30, 2006 or such later date as the Committee shall determine; provided that if the term of the Plan would otherwise expire while a Liquidity Event is Impending, the term shall automatically be extended to the last day a Liquidity Event is Impending.

II. Purpose and Overview.

   The purpose of the Plan is to enhance the Company's ability to motivate, reward and retain Executives, to strengthen the commitment of Executives and outside directors independent of the Company ("Independent Directors") to the success of the Company, to encourage a proprietary interest in the Company's success, to further align the interests of Participants with the stockholders of the Company, and to promote the near and long term objectives of the Company.

   The Plan's purposes will be implemented through the award of Units to eligible Executives and Independent Directors, and the payment of the Unit Value upon the occurrence of a Liquidity Event.

   Capitalized terms not defined elsewhere are defined in Section XIII.

III. Eligibility.

   Any Executive or Independent Director may be selected by the Committee in its sole discretion to become a Participant in the Plan.

IV. Award of Units.

   The Committee will grant Units to those Executives and Independent Directors it selects in its sole discretion, and will determine the number of whole Units to be awarded to each grantee. Each award of Units shall be evidenced by an agreement signed by the Company which sets forth the number of Units awarded and the terms and conditions applicable to the award.

V. Unit Value Payment.

   Upon the occurrence of a Liquidity Event, a payment ("Unit Value Payment") will be made to each Participant then holding Units, which payment may be in a form other than cash as set forth in Section VI. Subject to adjustment as provided in Sections VIII and XI. A., the amount of the Unit Value Payment shall be equal to the product of the number of Units held by the Participant as of the Liquidity Date, multiplied by the Unit Value. The Unit Value shall be equal to the Stock Price reduced (but not below zero) by $12.00; provided that if the Stock Price exceeds $25.00, the Unit Value shall be determined under the following formula:

Unit Value = (Stock Price -- $12.00) -- (2.25 x (Stock Price - $25.00)).

(Thus, for example, the Unit Value is $8.00 if the Stock Price is $20.00 and the Unit Value is $6.75 if the Stock Price is $30.00. The Unit Value will be zero if the Stock Price is $12.00 or less or $35.40 or more).

VI. Time and Form of Unit Value Payments.

      A. Timing & Notice of Payment. Not less than 15 business days prior to the anticipated Liquidity Date, the Company shall send written notice of the prospective Liquidity Event to the Participant (the "Company Notice"). The Company Notice shall include the anticipated Liquidity Date, the anticipated Stock Price, the number of Units held by the Participant, the anticipated Unit Value, and the amount and form of payment of the anticipated Unit Value Payment. Within 10 business days of receipt of the Company Notice, Participant shall send written notice to the Company (the "Participant Notice") which shall include the designation of an account or accounts, such as bank or brokerage accounts (not to exceed two, unless otherwise provided in the Company Notice), or other delivery instructions as may be requested, to which the Company shall transfer cash and any securities that form part of the Unit Value Payment. If any portion of the Unit Value Payment is to be paid in a form other than cash or securities, the Participant Notice shall identify where and to whom in kind payments are to be delivered.

   Immediately prior to the Liquidity Event and subject to the consummation of the transaction which constitutes the Liquidity Event, the Company shall transfer the cash Participant's Unit Value Payment to the account or accounts designated for such purpose in the Participant Notice, and shall deliver or cause to be delivered the balance of the Unit Value payment in kind as provided in the Participant Notice. Upon such transfer and delivery being made, all further rights of the Participant and obligations of the Company under the Plan shall cease. On the Liquidity Date, the Company shall also send written notice to the Participant of a comparison between the anticipated Stock Price and the Unit Value as set forth in the Company Notice and the actual Stock Price and Unit Value.

      B. Form of Payment. The Unit Value Payment shall be made in cash, subject to the following:

         1. If and to the extent that the proceeds of the Liquidity Event are received in kind by the Company (and are thereupon distributed to the Company's stockholders in kind) or by the stockholders directly, the Committee may, in its discretion, but subject to compliance with applicable law, cause the Unit Value Payment to be made in kind in the same proportion and in the same form as the proceeds of the Liquidity Event are received in kind by the Company or by the stockholders directly.

         2. Notwithstanding the foregoing, if the Liquidity Event is an underwritten public offering, the Unit Value Payment shall be made in a combination of (a) a number of Shares determined by dividing the amount of the Unit Value Payment less the Tax Amount by the public offering price for the Shares, and (b) cash in an amount equal to the Tax Amount. The
   "Tax Amount" is the amount of federal, state and local income and employment taxes owed by the Participant on the full
   Unit Value Payment. Share payments will be made in whole Shares, with the value of any fractional Share paid in cash.

         3. In the event the Unit Value Payment is made in whole or in part in the form of any securities, any payment or distribution may, at the request of the Company or the Committee, be made subject to Participant agreeing not to sell or otherwise transfer such securities for a period of up to 180 days.

VII. Forfeiture of Units.

      A. Forfeiture on Termination of Employment or Directorship Prior to Liquidity Event. Subject to the provisions of Section VII. B., all Units held by a Participant shall be forfeited and cancelled immediately upon any termination of employment or directorship (as applicable) of such Participant prior to the occurrence of a Liquidity Event.

      B. Special Rule on Termination of Employment or Directorship While Liquidity Event is Impending. If a Participant has a termination of employment or directorship (as applicable) while a Liquidity Event is Impending and the Liquidity Event occurs , and if the termination, (i) in the case of an Executive, is by the Company without Cause, or (ii) is on account of the Participant's death or Disability, then the Company shall, upon the Liquidity Date, make the Unit Value Payment to which the Participant would have been entitled if such termination of employment or directorship had not occurred.

      C. Plan Expiration. If the term of the Plan expires prior to the occurrence of a Liquidity Event, all Units held by a Participant shall be forfeited and cancelled immediately, unless otherwise determined by the Committee.

VIII. Adjustments; Modifications; Limitations on Units.

      A. Adjustments Due to Certain Corporate Events. In connection with a recapitalization, restructuring or similar transaction with respect to the Company's Shares (including reorganization, reclassification, stock split, reverse stock split or dividend) if such event does not constitute a Liquidity Event, the Committee may, in its sole discretion, make such adjustments to the number of Units available under the Plan, the number of Units granted to or held by a Participant, or the Unit Value formula as the Committee in its sole discretion determines are appropriate to prevent dilution or enlargement of any benefits under the Plan.

      B. Modification of Awards to Comply with Applicable Laws or Terms of Public Offering. The Committee may, in its sole discretion, modify any Unit award (including deferring the payment thereof) as the Committee believes necessary or appropriate to assure deductibility of the Unit Value Payments, and to assure compliance by the Company or the Plan with applicable laws, including any federal or state securities laws, or, if the Liquidity Event is a public offering or a business combination transaction, to comply with the terms of the public offering or business combination.

      C. Limitation on Units. Subject to adjustment as provided in Section VIII. A., (1) the maximum number of Units that may be outstanding under the Plan at any time is 235,000, and (2) the maximum number of Units that may be awarded to any Participant under the Plan is 125,000. The maximum aggregate Units available under the Plan will not be affected by forfeitures. No adjustments will be made to any Participant's Units as a result of forfeiture by another Participant.

IX. Parachute Cap.

   If at any time or from time to time, the Committee determines that the Unit Value Payment to a Participant under the Plan is or will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar tax ("Excise Taxes"), then the Company shall cause such Participant's Unit Value Payment to be reduced to $1 less than the amount which would cause the Participant to become subject to Excise Taxes.

X. Administration.

      A. In General. The Plan shall be administered by the Committee. The Committee shall have full authority, discretion and all powers necessary and appropriate to administer the Plan in a manner consistent with the Plan including, in addition to matters contained elsewhere in this Plan, the following:

         1. to make all decisions and determinations necessary, advisable or appropriate for the administration of the Plan;

         2. to prescribe, amend and rescind rules, regulations and procedures relating to the administration of the Plan, including those relating to designation of beneficiaries;

         3. to correct any defect or supply any omission or reconcile any inconsistency, and to interpret and construe the Plan, the rules and regulations, and any Unit or any other instrument entered into, or relating to, a Unit;

         4. to grant Units; provided that any grant to a Covered Employee that is intended to satisfy the requirements of Internal
   Revenue Code Section 162(m) must be made while the occurrence of the Liquidity Event is substantially uncertain, and no more than 9 months after the Effective Date; and provided further if the Committee determines that it is advisable to grant units or make payments that do not qualify as "qualified performance-based compensation," the Committee may make such grants or payments.

         5. to determine (i) whether a Liquidity Event has occurred, (ii) whether multiple sales or exchanges of the Shares of the
   Company or multiple transactions are related and (iii) the value of assets of the Company for purposes of determining whether a Liquidity Event has occurred;

         6. to determine whether and when events occur, to determine Stock Price, Unit Value, and the amount of Unit Value
   Payments, to conduct and finalize valuations, and otherwise to make all calculations hereunder;

         7. to determine and certify, promptly after the date on which the necessary financial, individual or other information relating to a Liquidity Event becomes available, that a Liquidity Event has occurred; provided that no Unit Value Payment shall be made to a Covered Employee until such certification has been made by the Committee;

         8. to establish such bookkeeping accounts as it may find convenient for recording Unit awards, the Units remaining available for grant, and benefits, and to make such corrections as the Committee believes are needed in such accounts; and

         9. to make and report all benefit payments.

      B. Committee Determinations Binding. The Committee's administration of the Plan, including all interpretations, selections, determinations, approvals, decisions, delegations and other actions, shall be final and binding on the Company, its employees and directors, including Participants and beneficiaries. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award of Units.

      C. Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or stock market, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members, and may delegate all or any part of its responsibilities and powers to one or more persons as the Committee deems appropriate, and at any time revoke the allocation or delegation; provided however, the Committee may not delegate its responsibilities under the Plan relating to any Covered Employee's Units intended to be "qualified performance-based compensation" to the extent delegation is prohibited under Internal Revenue Code Section 162(m). To the extent the Committee delegates authority, references to the Committee in the Plan shall, as appropriate, be deemed to refer to the Committee's delegate.

XI. Amendment and Termination of the Plan; Stockholder Approval.

      A. Amendments.

         1. The Committee may at any time amend (in whole or in part) this Plan without the approval of the stockholders of the
   Company, except as otherwise provided in this Section XI. After any amendment, the term "Plan" shall refer to the Plan as so amended. No amendment may materially, adversely affect any outstanding Units, except any amendment as may be required by law, rule or regulation, or any amendment that the Committee deems in good faith to be necessary or desirable to avoid an adverse effect on the Company, provided such amendment is not intended to discriminate against one or more Participants.

         2. Any amendment to the Plan that changes the material terms as described in Section XI. C. 2., which does not receive stockholder approval, shall not be effective with respect to Units granted to Covered Employees intended to be "qualified performance-based compensation" under Internal Revenue Code Section 162(m).

      B. Termination. The Committee may, in its discretion, terminate this Plan (in whole or in part) at any time, whether before or after the expiration of the term, and thereby cancel outstanding Units, notwithstanding the provisions of Section XI. A. above; provided that the Plan shall not be terminated while a Liquidity Event is Impending. The termination of the Plan shall not adversely affect the rights of Participants to benefits under the Plan if the termination occurs on or after a Liquidity Date.

      C. Stockholder Approval.

         1. The Plan is subject to approval by the Company's stockholders prior to the payment of any benefits hereunder.

         2. If there is any change made to the material terms of the Plan, and if the Committee determines that it is desirable to seek stockholder approval of such change in order for payments under the Plan to be eligible for the so-called performance-based exception under Section 162(m) of the Internal Revenue Code, such change shall be disclosed to and approved by the Company's stockholders in a separate vote prior to the payment of any benefits affected by such change.
   Material terms include: (i) the eligible employees or directors, (ii) the Liquidity Events, and (iii) the maximum number of
   Units that could be granted to a Covered Employee.

XII. Miscellaneous Provisions.

      A. No Employment or Directorship Rights. Neither the establishment of this Plan, the granting of any Unit, nor any other action taken hereunder, shall be construed as giving any employee any right to be retained in the employ of the Company, or any director any right to be retained as a member of the Board. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, change the duties or the character of employment of any employee (or directorship of any director) or to remove an individual from the employment (or directorship) of the Company at any time, all of which rights and powers are expressly reserved.

      B. Effect on Other Benefits.

         1. Effect on Other Benefits Based on Compensation. Units and Unit Value Payments shall not be considered eligible pay under other plans, benefit arrangements or fringe benefit arrangements of the Company, unless otherwise provided under the terms of other plans.

         2. Compensation Reduction Arrangements. To the extent provided in the applicable benefit plan or benefit arrangement of the Company, Unit Value Payments will be reduced in accordance with the Participant's compensation reduction election, if any, in effect under other plans at the time the Unit Value Payment is made.

      C. Awards not Transferable. A Participant's Units, rights and interest under the Plan may not be assigned or transferred, except to a beneficiary in the event of a Participant's death. Any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee's sole discretion, the Company's obligation under the Plan to pay any benefits with respect to the Units.

      D. Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange or stock market upon which Shares may be listed, the Committee may impose any restriction on Shares delivered to satisfy Unit Value Payments as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Participant shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

      E. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of benefits. All amounts that may be recorded as representing interests in the Plan will be subject to the claims of the Company's creditors.

      F. Applicable Law. The Plan shall be construed under the laws of the State of Illinois, other than its laws with respect to choice of laws.

      G. Withholding and Reporting. All benefit payments are subject to withholding for applicable federal, state and local income taxes.

      H. No Property Rights or Rights as a Stockholder. Any Unit granted under this Plan is not a right in property. In particular, and not by way of limitation, a Unit does not constitute a Share or other interest in the Company or a right (whether or not presently exercisable or enforceable) or expectancy to acquire any Share or interest, and does not entitle Participant to voting rights or any other rights of a stockholder in the Company.

      I. Designation of Beneficiary and Payment of Death Benefits. A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to full payment of any benefits due hereunder, shall receive payment of any remaining benefits due under the Plan. If there is no designated beneficiary at the Participant's death, death benefits, if any, shall be paid to the Participant's surviving spouse, and if there is no surviving spouse, shall be paid to the Participant's estate.

      J. Notice. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier or by U.S. mail. Notices delivered by mail shall be deemed given three business days after being deposited in the U.S. mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, facsimile or by a nationally recognized private courier shall be deemed given on the first business day following receipt. All notices shall be addressed as follows:

If to the Company, to:
   Juno Lighting, Inc.
   1300 S. Wolf Road
   P.O. Box 5065
   Des Plaines, IL 60017-5065
   Facsimile No.: 847.827.2925
   Attention: Corporate Secretary

If to the Participant, to:   to Participant's address as reflected in the books and records of the Company

In either case, with a copy to:
   Sonnenschein Nath & Rosenthal
   233 S. Wacker Drive
   8000 Sears Tower
   Chicago, IL 60606
   Facsimile No.: 312.876.7934
   Attention: Michael M. Froy, Esq.

Any person may from time to time designate a new address by notice given in accordance with this Section.

      K. No Third Party Beneficiaries. Except as expressly provided herein, benefits under this Plan or any Units awarded hereunder do not extend to any third party.

      L. No Additional Benefits. Except as expressly provided herein, no benefits are payable or otherwise provided under the Plan. This Plan document is the sole description of the Plan and shall supersede all prior agreements, promises and representations with respect to the Plan or the issuance of similar units or awards, whether in writing or otherwise.

      M. Right of Offset. The Company's liability to a Participant or beneficiary under the Plan may, at the Committee's sole discretion, be reduced at the time of payment of benefits hereunder by any obligations or liability of Participant or beneficiary to the Company.

      N. Severability. The invalidity of any provision of the Plan or portion of a provision shall not affect the validity of any other provision of the Agreement or the remaining portion of the applicable provision.

      O. Successors. The Plan shall inure to the benefit of the Company and shall be binding on its successors and assigns.

XIII. Definitions.

      A. "Cause" means (a) a Participant's commission of a felony or other crime involving moral turpitude (including, Participant's fraud, embezzlement, intentional misrepresentation, misappropriation, conversion or other act of dishonesty with regard to the Company or its affiliates); (b) Participant's repeated negligence in the performance of duties for the Company or its affiliates or with respect to their business, assets or employees; (c) a Participant's violation of any of the Company's written codes of business conduct which would otherwise be grounds for the Participant's immediate termination of employment; (d) Participant's deliberate refusal or willful failure to follow the lawful written direction of the Board or the executive officer to whom such Participant reports; or (e) Participant's willful and continued failure to satisfactorily perform his or her duties (other than any such failure resulting from the Participant's incapacity due to the Participant's Disability) after written notice has been delivered to the Participant by the Company and such notice specifically identifies the manner in which the Participant has not satisfactorily performed his or her duties, and the Participant's failure to satisfactorily perform his or her duties is not cured within 10 business days after notice of such failure has been given to the Participant. The determination as to whether any act or omission by a Participant constitutes Cause shall be made in good faith by a vote of a majority of the disinterested members of the Board.

      B. "Committee" means the individual(s) designated as members of the Committee by the Board, or if no such Committee members are designated, the Board. With respect to Covered Employees for whom the Plan is intended to provide "qualified performance-based compensation," any Committee must consist of two or more persons each of whom are "outside directors" within the meaning of Internal Revenue Code Section 162(m).

      C. "Covered Employee" has the meaning of such term under Internal Revenue Code Section 162(m)(3).

      D. "Disability" means a mental or physical condition which, in the opinion of the Board, renders such Participant unable or incompetent to carry out the duties and responsibilities of the Participant as an Executive or Independent Director (as applicable) of the Company, which condition has existed for at least six months and which is expected to be permanent or to last for an indefinite duration.

      E. "Executive" means an individual who is an officer or a key senior management employee of the Company or an affiliate who is in a position to make a substantial contribution to achieving the Company's growth objectives, as determined by the Committee.

      F. A Liquidity Event is "Impending"

         1. commencing when the Company enters into a binding definitive agreement during the term of the Plan and prior to a
   Liquidity Event, the consummation of which would constitute a Liquidity Event, and ending the earlier of the Liquidity
   Date or the date such agreement is terminated, cancelled or expires prior to a Liquidity Date and without the prior or concurrent commencement of a new Impending Liquidity Event;

         2. commencing with the announcement (during the term of the Plan and prior to a Liquidity Event) of a "tender offer"
   (as such term is used in Section 14(d) of the Securities Exchange Act of 1934, as amended) or exchange offer which, if consummated, would result in a Liquidity Event, and ending the earlier of the Liquidity Date or the date such tender offer or exchange offer is withdrawn or terminates prior to a Liquidity Date and without the prior or concurrent commencement of a new Impending Liquidity Event; and

         3. commencing with the filing of a registration statement with the Securities and Exchange Commission for an underwritten public offering which, if consummated, would result in a Liquidity Event, and ending the earlier of the
   Liquidity Date or the date the Company is no longer "in registration" as determined by the Committee;

provided that if a Liquidity Event does not cease to be Impending as provided in Section XIII. F. 1, 2, or 3 above, the Liquidity Event shall no longer considered to be Impending after the date a majority of the members of the incumbent Board (i.e., individuals who, as of the Effective Date, constitute the Board or whose election or nomination for the Board was approved by a majority of the directors then comprising the incumbent Board, excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of persons other than the Board) make a good faith determination that, despite the continuing existence of the conditions for a Liquidity Event to be Impending as described in (1), (2) and/or (3) above, the Liquidity Event is in fact no longer Impending, provided that such determination may not be made less than ninety (90) days after the most recent event that renders a Liquidity Event Impending.

      G. "Liquidity Date" means the day of the closing of the transaction that constitutes the first Liquidity Event that occurs during the term of the Plan.

      H. "Liquidity Event" means the first to be consummated of any of the following during the term of the Plan:

         1. the sale, exchange or transfer of all or substantially all of the assets of the Company or its subsidiaries taken as a whole to a bona fide purchaser in a single transaction or a series of related transactions;

         2. the merger, consolidation or other combination of the Company with another business entity and immediately after the combination, the stockholders of the Company immediately prior to the combination hold 50% or less of the voting interests of the surviving entity, determined on an as-converted basis;

         3. the acquisition of Shares aggregating more than 50% of the outstanding Shares on an as-converted basis (after giving effect to such acquisition) in a single or series of related transactions by a person, or group of persons acting in concert, provided that such person (or member of the group of persons acting in concert) is not a holder of more than 10% of the capital stock of the Company on an as-converted basis as of the Effective Date and that such person is not an affiliate of any such holder; or

         4. an underwritten public offering of the Company's equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, that results in gross proceeds to the Company and any selling stockholders of $75 million or more, unless the proceeds of such offering are being used primarily to consummate or finance an acquisition or contemplated acquisition by the Company or an affiliate.

Determination by the Committee or its designee as to whether a Liquidity Event has occurred shall be final and conclusive on all parties, but shall be based on relevant objective information or financial data.

      I. "Participant" means an Executive or Independent Director who (i) has been selected by the Committee as eligible to participate in the Plan and (ii) holds Units granted under the Plan that have not expired, terminated, or been forfeited.

      J. "Share" means a share of common stock par value $.001 of the Company.

      K. "Stock Price" means the fair market value of a Share as of the Liquidity Date as determined by the Committee in its sole discretion.

      L. "Unit" means a forfeitable, unsecured, uncertificated right to receive a Unit Value Payment upon the occurrence of a Liquidity Event.

      M. "Unit Value" -- see Section V.

      N. "Unit Value Payment" -- see Section V.

Executed as of the 12th day of May, 2003.

JUNO LIGHTING, INC.

By: